Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned director and officer of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Gary R. Heminger, Donald C. Templin and Michael G. Braddock, or any of them, each acting alone, as her true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, and in her name, place and stead, to execute and file (i) a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common units representing limited partnership interests of the Registrant and such other securities, if any, that are registered pursuant to the Form S-3 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-3 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of this 7th day of April, 2014.

Signature	Title

/s/ Pamela K.M. Beall	Director and President of MPLX GP LLC
Pamela K.M. Beall